Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271389

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 2, 2023)

ADVENT TECHNOLOGIES HOLDINGS, INC.

10,000,000 shares of Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale of 10,000,000 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”). Shares of our Common Stock to which this prospectus supplement relates will be issued in a privately negotiated transaction pursuant to the terms of a Securities Purchase Agreement we have entered into with John Nash, Scott Dols, Timothy Beckett, the Kantor Family Trust, BJI Financial, and the Cavalry Fund (collectively, the “Purchasers”). We are offering the Common Stock at a combined purchase price of $2,000,000.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ADN.” On December 26, 2023, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.2033 per share.

We have engaged Joseph Gunnar & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in the Common Stock, you should review carefully the risks and uncertainties that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as well as the risks and uncertainties described in the other documents incorporated herein by reference.

	Per Share	Total
Offering Price	$0.200	$2,000,000.00
Placement Agent Fees (1)	$0.18	$180,000.00
Proceeds, Before Expenses, to Us	$0.812	$1,820,000.00

(1)	Includes a cash fee of 9.0% of the gross proceeds of this offering. The Company is also reimbursing the Placement Agent for up to $25,000 of its expenses related to the offering. See “Plan of Distribution” for additional information about the compensation payable to the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Common Stock to the investors is expected to be made on or about December 27, 2023, subject to satisfaction of certain closing conditions.

Joseph Gunnar & Co., LLC

The date of this prospectus supplement is December 27, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 21, 2023, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-271389) using a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on May 2, 2023. Under this shelf registration process, we may offer and sell, either individually or in combination, Common Stock, warrants and units, for total gross proceeds of up to $200 million.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this transaction. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement.

We urge you to read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this transaction, together with information incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the securities being offered under this prospectus supplement. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this transaction. We have not and the placement agent has not authorized anyone to provide you with different or additional information. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and any free writing prospectus that we have authorized for use in connection with this transaction may add, update or change the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement or any related free writing prospectus is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference into this prospectus supplement or the related free writing prospectus, as the case may be, you should rely on the information in this prospectus supplement or the related free writing prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were accurate only as of the date when made. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to Advent Technologies Holdings, Inc. and our subsidiaries on a combined basis, except that in the description of the securities offered, these terms refer solely to Advent Technologies Holdings, Inc. and not to any of our subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus supplement and the accompanying prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

In addition to those documents incorporated by reference in the section of the prospectus titled “Information We Incorporate By Reference,” we incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus supplement and the termination of this transaction of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

●	Our Current Reports on Form 8-K, filed with the SEC on May 5, 2023, May 15, 2023, May 26, 2023, June 2, 2023, June 20, 2023, August 11, 2023 and November 22, 2023 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023; and

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Advent Technologies Holdings, Inc.

Corporate Secretary

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

These filings and reports can also be found on our website, located at https://www.advent.energy/, by following the links to “Investors” and “SEC Filings.”

The information contained on (or accessible through) our website does not constitute a part of this prospectus supplement.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated herein or therein by reference, are forward looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements.

Our forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or prospects. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors may materially and adversely affect the assumptions and expectations described in the forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

●	our ability to maintain the listing of our shares of Common Stock and warrants on Nasdaq;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

○	our ability to control the costs associated with our operations;

○	our ability to grow and manage growth profitably;

○	our reliance on complex machinery for our operations and production;

○	the market’s willingness to adopt our technology;

○	our ability to maintain relationships with customers;

○	the potential impact of product recalls;

○	our ability to compete within our industry;

○	increases in costs, disruption of supply or shortage of raw materials;

○	risks associated with strategic alliances or acquisitions;

○	the impact of unfavorable changes in U.S. and international regulations;

○	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

○	our ability to protect our intellectual property rights.

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2022, and any related free writing prospectus, under the section entitled “Risk Factors.”

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described herein and in our other SEC filings, the results and outcomes set forth in the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein, might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this transaction fully, you should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectuses we have authorized for use in connection with this transaction and the documents incorporated by reference herein and therein carefully. In particular, you should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Documents by Reference.”

Overview

Company Overview

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market. Advent’s mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries. Advent develops the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters, research and development, and manufacturing facility in Boston, Massachusetts, a product development facility in Livermore, California, and facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines.

The majority of Advent’s current revenue derives from the sale and servicing of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale-up U.S. and European production and its global sales operations to handle future demand. Advent’s investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs. Advent’s principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.

Recent Developments

Nasdaq Delisting Notice

On May 24, 2023, Advent received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of Advent’s common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, Advent was not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”). This initial letter provided that Advent had until November 20, 2023, to regain compliance with the Minimum Bid Requirement (the “Initial Period”) by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days.

Advent requested in writing an additional 180-calendar day compliance period after the expiration of the Initial Period to regain compliance with the Nasdaq requirements and informed Nasdaq of its intention to cure the deficiency during any second compliance period extension by effecting a reverse stock split, if necessary. During the Initial Period, Advent continued to satisfy the criteria for initial listing on the Nasdaq Capital Market, except the Minimum Bid Requirement, and the continued listing requirement for market value of publicly held shares.

On November 21, 2023, Nasdaq notified Advent that, after an analysis of the requirements under Nasdaq Listing Rule 5810 (c)(3)(A), the Staff determined that Advent is eligible for an additional 180 calendar day extension period (the “Additional Period”), or until May 20, 2024, to regain compliance with the Minimum Bid Requirement. This Additional Period relates exclusively to the bid price deficiency and Advent may be delisted during this Additional Period for failure to maintain compliance with any other listing requirements which occur during the Additional Period. If at any time during the Additional Period the closing bid price of the common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed.

In the event that Advent is not able to cure the bid price deficiency during the Additional Period, the Staff will provide written notice that the common stock will be delisted; however, Advent may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that Advent will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements during the Additional Period or that, if Advent is unable to cure the deficiency in the Additional Period and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 500 Rutherford Avenue, Suite 102, Boston, MA 02129, and our telephone number is (617) 655-6000. We maintain an Internet website at https://www.advent.energy/. The information contained on (or accessible through) our website is not incorporated into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Securities offered	10,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), having an aggregate gross sales price of up to $2,000,000.

Prior to this offering, the Company’s issued and outstanding shares of Common Stock totaled 62,108,317 as of September 30, 2023. Upon issuance of the shares of Common Stock in this offering, the issued and outstanding shares of Common Stock will total 72,108,317.

Manner of offering	The securities will be issued pursuant to a privately negotiated transaction.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $1,820,000.00, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the proceeds from this offering to fund our operations, which includes, which includes, but is not limited to, developing and manufacturing complete fuel cell systems and the Membrane Electrode Assembly (MEA) at the center of the fuel cell, designing fuel cell stacks and completing fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Nasdaq Capital Market symbol	“ADN”

Dividend policy	We have not previously paid cash dividends on our Common Stock. It is our current intention to invest our cash flow and earnings in the growth of our business and, therefore, we do not plan to pay cash dividends for the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference herein, as well as the risks and uncertainties described in the other documents we file with the SEC, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Unless otherwise indicated, the number of shares of our Common Stock to be outstanding immediately after this transaction as shown above is based on 62,108,317 shares of Common Stock outstanding as of September 30, 2023 but excluding the following as of such date:

●	3,147,687 shares of Common Stock issuable upon the exercise of share options outstanding as of September 30, 2023 at a weighted average exercise price of $8.22 per share;

●	26,369,557 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2023 at a weighted average exercise price of $11.50 per share;

●	2,038,036 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2023; and

●	242,925 shares of Common Stock reserved for future issuance under our equity incentive plans as of September 30, 2023.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants described above.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should carefully consider the risk factors set forth below, those risk factors related to us and our business described in “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our Common Stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this transaction and an investment in our Common Stock

A return on the Common Stock purchased in this offering is not guaranteed.

There is no guarantee that the shares of Common Stock purchased in this offering will earn any positive return in the short term or long term. Investing in our Common Stock is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Investing in our securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

We have broad discretion in the use of proceeds from the offering.

Our management will have broad discretion with respect to the application of net proceeds received by us from the sale of the shares under this prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the securities. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common shares to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our Common Stock outstanding prior to your purchase and in such case, you will suffer immediate dilution based on the difference between the price you pay per share of our Common Stock and our net tangible book value per share at the time of your purchase.

Future issuances of securities may result in substantial dilution to our existing stockholders and investors.

We may issue or sell additional shares of Common Stock or other securities that are convertible or exchangeable into shares of Common Stock in subsequent offerings or may issue additional shares of Common Stock or other securities to finance future acquisitions. We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the shares. Sales or issuances of substantial numbers of shares of Common Stock or other securities that are convertible or exchangeable into Common Stock, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Stock. With any additional sale or issuance of shares of Common Stock or other securities that are convertible or exchangeable into Common Stock, our stockholders will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options, warrants or other convertible securities convert or exercise their securities and sell the shares of Common Stock they receive, the trading price of the Common Stock on Nasdaq may decrease due to the additional amount of shares available in the market.

We may issue additional equity securities, or engage in other transactions which could dilute our book value or affect the priority of our Common Stock, which may adversely affect the market price of our Common Stock.

Our board of directors may determine from time to time to raise additional capital by issuing additional shares of our Common Stock or other securities. In addition, we may issue additional securities in connection with future acquisitions we may make. We are not restricted from issuing additional shares of Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. We cannot predict or estimate the amount, timing, or nature of any future offerings or issuances of additional stock in connection with acquisitions, or the prices at which such offerings may be affected. Such offerings could be dilutive to Common Stockholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current Common Stockholders. Additionally, if we raise additional capital by making additional offerings of debt or securities, upon liquidation of the Company, holders of our debt securities, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock, or both. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution.

The market price of our Common Stock may be volatile.

The market price of our Common Stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Common Stock to sell their securities at an advantageous price. Market price fluctuations in our Common Stock may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Stock.

Financial markets have periodically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our Common Stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of our Common Stock may be materially adversely affected.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our Common Stock.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

We may issue shares of Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Common Stock, or our ability to issue new shares of Common Stock in this offering, could result in resales of shares our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

A liquid market in our Common Stock on Nasdaq may not be maintained.

Our stockholders may be unable to sell significant quantities of Common Stock into the public trading markets without a significant reduction in the price of their shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Stock on the trading market, and that we will continue to meet the listing requirements of Nasdaq or achieve listing on any other national securities exchange. There can be no assurance that an active and liquid market for our Common Stock will be maintained, and our stockholders may find it difficult to resell shares of Common Stock.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. As a result, you will need to sell your shares of Common Stock to receive any income or realize a return on your investment.

To date, we have not paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend.

Risks Relating to the Business

Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the year ended December 31, 2022 were prepared on the assumption that we would continue as a going concern. Our audited financial statements as of and for the year ended December 31, 2022 did not include any adjustments that might result from the outcome of this uncertainty. Our management has determined that there is a substantial doubt about our ability to continue as a going concern over the next twelve months based on the insufficient amount of cash and cash equivalents as of the financial statement filing date and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the year ended December 31, 2022. In July 2022, we received official ratification from the European Commission of the European Union for one of the Important Projects of Common European Interest (“IPCEI”), Green HiPo. This project provides for the availability of funding of €782.1 million over the next six years. As of the issuance date of the consolidated financial statements, we have not received an agreement which provides the terms of the funding. In addition to Green HiPo, management may pursue additional capital raises in the future. We cannot provide assurance that we will be able to obtain additional funding on acceptable terms, if at all. If we are unable to obtain sufficient funding, we could be required to delay our development efforts, limit activities and reduce research and development costs, which could adversely affect its business prospects. The reaction of investors to the inclusion of a going concern statement by our independent auditors, and our potential inability to continue as a going concern, could materially adversely affect the price of our Common Stock.

We have incurred losses since inception and we expect that we will continue to incur losses for the foreseeable future.

We have not been profitable since operations commenced, and we may never achieve or sustain profitability. We expect to continue to incur net losses and generate negative cash flows until we can produce sufficient revenues and gross profit to cover our costs. We may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. We will require significant additional capital to continue operations and to implement our business strategy. We cannot estimate with reasonable certainty the actual amounts necessary to successfully complete the development, manufacture and commercialization of our products and there is no certainty that we will be able to raise the necessary capital on reasonable terms or at all.

We continue to generate a low level of revenue from our core products.

Based on conversations with existing customers and incoming inquiries from prospective customers, we anticipate substantial increased demand for our MEAs and fuel cell systems from a wide range of customers as we scale up our production facilities and testing capabilities, and as the awareness of our MEA capabilities becomes widely known in the industry. We expect both existing customers to increase order volume, and to generate substantial new orders from new customers, with some of whom we are already in discussions regarding prospective commercial partnerships and joint development agreements. As of September 30, 2023, we were still generating a low level of revenues compared to our future projections and have not made any commercial sales to new customers.

We may not be able to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

Our common stock is listed on the Nasdaq Capital Market. To maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, a requirement that our closing bid price be at least $1.00 per share.

On May 24, 2023, we were notified by Nasdaq Listing Qualifications Staff about bid price deficiency. The Company is reviewing plans to regain compliance with the $1.00 closing bid price requirement. The Company had not regained compliance with the bid price requirement by November 21, 2023, and was notified by Nasdaq that it qualified for an additional 180-calendar day compliance period. In order to regain compliance within the additional 180-calendar day compliance period, the Company must cure the bid price deficiency and continue to satisfy the criteria for initial listing on the Nasdaq Capital Market and the continued listing requirement for market value of publicly held shares. If we fail to continue to meet all applicable continued listing requirements for The Nasdaq Capital Market in the future and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

A failure to maintain effective internal control over financial reporting could have a material adverse effect on our business and stock prices.

Although we are not required to obtain or include in our annual reports on Form 10-K an attestation report from our independent registered accountants with respect to the effectiveness of our internal control over financial reporting, like all other public companies, our Chief Executive Officer and our Chief Financial Officer are required, annually, to assess, and disclose their findings in our annual reports on Form 10-K with respect to, the effectiveness of our internal control over financial reporting in a manner that meets the requirements of Section 404(a) of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our Chief Executive and Chief Financial Officers to assess and report on the effectiveness of our internal control over financial reporting are complex and require significant documentation, testing and possible remediation, which could significantly increase our operating expenses.

Additionally, if we are unable to maintain the effectiveness of our internal control over financial reporting in the future, we may be unable to report our financial results accurately and on a timely basis. In such an event, investors and clients may lose confidence in the accuracy and completeness of our financial statements, as a result of which our liquidity, access to capital markets, and perceptions of our creditworthiness could be adversely affected and the market prices of our Common Stock could decline. In addition, we could become subject to investigations by the Nasdaq Capital Market, the SEC or other regulatory authorities, which could require us to expend additional financial and management resources. As a result, an inability to maintain the effectiveness of our internal control over financial reporting in the future could have a material adverse effect on our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

USE OF PROCEEDS

The Company will receive $1,820,000.00 of gross proceeds from this offering after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and for working capital and general corporate purposes. Accordingly, we will have broad discretion in the application of the proceeds of this offering. We incurred operating losses and negative operating cash flow for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The Company expects to use the net proceeds from the offering in pursuit of its ongoing general business objectives. To that end, a substantial portion of the net proceeds from the offering are expected to be allocated to working capital requirements. To the extent that we have negative operating cash flows in future periods, we may need to deploy a portion of the net proceeds from the offering and/or our existing working capital to fund such negative cash flow.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of any collaborative or strategic partnering efforts, and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

All expenses relating to the offering under this prospectus supplement will be paid out of the gross proceeds of the offering.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this transaction or the amounts that we will actually spend on the uses set forth above.

The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-8 and under the heading “Risk Factors” in the prospectus accompanying this prospectus supplement and our other SEC filings. As a result, management will retain broad discretion over the allocation of the net proceeds from this transaction, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Common Stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this transaction and the net tangible book value per share of our Common Stock immediately after giving effect to this transaction. Our net tangible book value as of September 30, 2023 was approximately $30.8 million or $0.50 per share.

After giving effect to the sale of our Common Stock pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of $2.0 million at a price of $0.20 per share, our net tangible book value as of September 30, 2023 would have been $32.8 million, or $0.45 per share of Common Stock. This represents an immediate dilution in the net tangible book value of $0.05 per share to our existing stockholders and an immediate increase in net tangible book value of $0.25 per share to investors participating in this transaction. The following table illustrates this per share dilution:

Assumed offering price per share of Common Stock		$0.20
Net tangible book value per share as of September 30, 2023	$0.50
Dilution per share attributable to this transaction	$(0.05)

As-adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering		$0.45
Increase per share to new investors purchasing shares in this transaction		$0.25

The table above assumes for illustrative purposes that an aggregate of 10,000,000 shares of our Common Stock are sold pursuant to this prospectus supplement and the accompanying prospectus at a price of $0.20 per share, for aggregate gross proceeds of $2 million. This information is supplied for illustrative purposes only.

The above discussion and table are based on 62,108,317 shares of Common Stock outstanding as of September 30, 2023 and excludes the following:

●	3,147,687 shares of Common Stock issuable upon the exercise of share options outstanding as of September 30, 2023 at a weighted average exercise price of $8.22 per share;

●	26,369,557 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2023 at a weighted average exercise price of $11.50 per share;

●	2,038,036 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2023; and

●	242,925 shares of Common Stock reserved for future issuance under our equity incentive plans as of September 30, 2023.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

MATERIAL TAX CONSIDERATIONS

The following discussion describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common stock by a U.S. Holder or Non-U.S. Holder (as each term is defined below). This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes and does not deal with state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	a bank, insurance company, or other financial institution;

●	a tax-exempt entity, organization, or arrangement;

●	a government or any agency, instrumentality, or controlled entity thereof;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

●	a regulated investment company;

●	a “controlled foreign corporation” or a “passive foreign investment company”;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment or any other holder subject to mark-to-market treatment;

●	a holder of our common stock that is liable for the alternative minimum tax;

●	a holder of our common stock that received such security through the exercise of options, warrants, or similar derivative securities or otherwise as compensation;

●	a holder of our common stock that holds such security in a tax-deferred account (such as an individual retirement account or a plan qualifying under Section 401(k) of the Code);

●	a holder of our common stock that has a functional currency other than the U.S. dollar;

●	a holder of our common stock that holds such security as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

●	a holder of our common stock required to accelerate the recognition of any item of gross income with respect to such security, as a result of such income being recognized on an applicable financial statement;

●	a holder of our common stock that is a U.S. expatriate or former citizen or long-term resident of the United States;

●	a holder of our common stock that does not hold such security as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	a holder of our common stock whose security may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code; or

●	a holder of our common stock that acquired such security in a transaction subject to the gain rollover provisions of Section 1045 of the Code.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or of persons who hold our common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Tax Considerations Applicable to U.S. Holders

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions to a U.S. Holder that are not derived from our current or accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, the U.S. Holder’s adjusted tax basis in our common stock, and to the extent in excess of such basis, will be treated as gain realized on the sale or exchange of our common stock, as described below.

Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable common stock. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the applicable common stock exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock should consult their own tax advisors regarding the tax treatment of such losses.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of securities. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of its investment in our securities.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our common stock and to the proceeds of a sale or other disposition of common stock by a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the Holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, amounts withheld as backup withholding may be credited against a person’s U.S. federal income tax liability, and a Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will be treated as dividends, as return of capital or as gain on the sale or exchange of common stock for U.S. federal income tax purposes as described in “U.S. Holders — Distributions.”

Subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts,” any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically and when otherwise required by law.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with such Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Distributions to a Non-U.S. Holder that are not derived from our current or accumulated earnings and profits generally will be treated as a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s basis in its common stock and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock as described under “Disposition of Our Common Stock” below.

If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Holder’s behalf, the Holder will be required to provide appropriate documentation to such agent. The Holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.

Disposition of Our Common Stock

Subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.), in which case the Non-U.S. Holder will be taxed on a net income basis at the regular rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such Holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns reporting those losses; or

●	we are, or have been, a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period, if shorter). We do not believe that we are or have been a USRPHC and, even if we are or were a USRPHC, as long as our common stock is regularly traded on an established securities market, dispositions will not be subject to tax for a Non-U.S. Holder that has not held more than 5% of our common stock, actually or constructively, during the five-year period preceding such Non-U.S. Holder’s disposition (or the Non-U.S. Holder’s holding period, if shorter).

See the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock paid to foreign financial institutions or non-financial foreign entities.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock paid to such Holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the Holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on dividends on common stock if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Intergovernmental agreements between the United States and foreign countries with respect to FATCA may significantly modify the requirements described in this section for Non-U.S. Holders. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We have engaged Joseph Gunnar & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Common Stock being offered pursuant to this prospectus supplement on or about December 27, 2023, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent in connection with this offering a cash fee equal to 9.0% of the aggregate gross proceeds of this offering. We have also agreed to reimburse the placement agent up to a total of $25,000 for actual fees and expenses of legal counsel and other out-of-pocket expenses.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $15,000.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by placement agent during the term of the engagement, provides us, directly or indirectly, with any capital or funds in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement with the placement agent.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ADN.”

EXPERTS

The financial statements of the Company as included in our Annual Report on Form 10-K for the year ended December 31, 2022, are incorporated herein by reference in reliance on the report of Ernst & Young (Hellas) Certified Auditors Accountants S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities being issued hereby will be passed upon by our legal counsel, Nutter, McClennen & Fish, LLP, Boston, Massachusetts. Pryor Cashman LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Up to 50,000,000 Shares of Common Stock

and 635,593 Shares of Common Stock

This prospectus relates to the offer and resale of an aggregate of up to 50,635,593 shares of our common stock, $0.0001 par value per share, by Lincoln Park Capital Fund, LLC (“Lincoln Park” or the “Selling Stockholder”). The shares included in this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to Lincoln Park, from time to time after the date of this prospectus and the date of the satisfaction of the conditions to the Selling Stockholder’s purchase obligations (the “Commencement Date”) as set forth in the common stock purchase agreement we entered into with Lincoln Park on April 10, 2023 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Lincoln Park has committed to purchase from us, at our direction, up to $50,000,000 of our common stock, subject to the terms and conditions specified in the Purchase Agreement. The shares included in this prospectus also include the 635,593 shares of common stock (the “Commitment Shares”) that we issued to Lincoln Park concurrently with our execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase shares of our common stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Lincoln Park Transaction” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding Lincoln Park.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by Lincoln Park. However, we may receive up to $50,000,000 in aggregate gross proceeds from sales of our common stock to Lincoln Park that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

Lincoln Park may sell or otherwise dispose of the shares of common stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how Lincoln Park may sell or otherwise dispose of the common stock being offered in this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On April 20, 2023, the closing price of our common stock was $0.779 per share and the closing price of our warrants was $0.0899 per share.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time offer and sell, shares of our common stock having an aggregate offering price of up to $50,000,000 pursuant to the Purchase Agreement and an additional 635,593 shares of our common stock that were issued to Lincoln Park as commitment shares under the Purchase Agreement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing our common stock, you should carefully read this prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information of Documents by Reference.”

We and the Selling Stockholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Advent Technologies Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

○	our ability to control the costs associated with our operations;

○	our ability to grow and manage growth profitably;

○	our reliance on complex machinery for our operations and production;

○	the market’s willingness to adopt our technology;

○	our ability to maintain relationships with customers;

○	the potential impact of product recalls;

○	our ability to compete within our industry;

○	increases in costs, disruption of supply or shortage of raw materials;

○	risks associated with strategic alliances or acquisitions;

○	the impact of unfavorable changes in U.S. and international regulations;

○	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

○	our ability to protect our intellectual property rights.

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022, and any related free writing prospectus, under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market. Advent’s mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries. Advent develops the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters, research and development, and manufacturing facility in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines.

The majority of Advent’s current revenue derives from the sale and servicing of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale-up U.S. and European production and its global sales operations to handle future demand. Advent’s investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs. Advent’s principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement filed under the Securitas Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for more information about the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the year ended December 31, 2022.

In addition, Advent relies on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.235 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factors

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Suite 102, Boston, MA 02129. Our telephone number is (617) 655-6000, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Shares of our common stock offered by the Selling Stockholder	50,635,593 shares of common stock, which includes 635,593 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.

Shares of our common stock outstanding prior to the offering	52,261,643 shares(1)

Shares of common stock outstanding after giving effect to the issuance of the shares registered hereunder	102,897,236 shares.(2) The actual number of shares outstanding after the offering will vary depending upon the actual number of shares we issue and sell to Lincoln Park under the Purchase Agreement after the date of this prospectus.

Use of proceeds

We will not receive any proceeds from the resale of shares of common stock included in this prospectus by the Selling Stockholder. However, we may receive up to $50 million in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. See “Use of Proceeds” on page 13 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.

(1)	Shares of common stock outstanding does not include the issuance of the Commitment Shares registered hereunder. The number of shares of common stock outstanding is based on 52,261,643 shares of common stock outstanding as of March 31, 2023 and does not include (a) 26,369,557 shares issuable upon exercise of outstanding warrants, and (b) 3,331,154 shares of common stock issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units and 234,754 shares of common stock reserved for future issuance of awards pursuant to the Company’s 2021 Equity Incentive Plan. Unless otherwise indicated, this prospectus assumes no exercise of outstanding stock options or warrants and no settlement of outstanding restricted stock units.
(2)	We intend to seek stockholder approval to, amongst other things, (i) increase the number of shares of common stock we are permitted to issue under our second amended and restated certificate of incorporation and (ii) permit the potential issuance of 20% or more of our common stock pursuant to the Purchase Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our common stock, you should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” and the applicable prospectus supplement, and those risks discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Risks Related to this Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On April 10, 2023, we entered into the Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of our common stock from time to time over the 36-month term of the Purchase Agreement. Upon the execution of the Purchase Agreement, we issued 635,593 shares of common stock to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

Subject to the terms of the Purchase Agreement, we generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $50,000,000 of our common stock under our agreement over a 36-month period generally in amounts up to 200,000 shares of our common stock (such purchases, “Regular Purchases”), which may be increased to up to 250,000 shares, 300,000 shares or 400,000 shares of our common stock depending on the market price of our common stock at the time of sale.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

We do not have enough authorized shares of common stock to issue all 50,000,000 shares offered hereunder and we require stockholder approval and the subsequent filing with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation to effect an increase of the authorized number of shares of common stock available for issuance under the Purchase Agreement. There is no assurance that such stockholder approval will be obtained which will limit the funding from Lincoln Park and could materially and adversely affect the Company’s business, financial condition and results of operations.

We do not have enough shares of common stock currently authorized under our second amended and restated certificate of incorporation (the “certificate of incorporation”) to issue 50,000,000 shares to Lincoln Park pursuant to the Purchase Agreement. We currently have 110,000,000 shares of common stock authorized under our certificate of incorporation. As of March 31, 2023, we had 52,261,643 shares of common stock issued and outstanding, 26,369,557 shares issuable upon exercise of outstanding warrants, 3,301,314 shares issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units, and 273,643 shares available for future issuance as awards under the Company’s 2021 Equity Incentive Plan. Accordingly, we have approximately 25,460,960 authorized shares of common stock available for issuance. We currently do not have sufficient remaining authorized shares of common stock to fully utilize the $50 million under the Purchase Agreement unless and until an increase of our authorized shares of common stock is approved by stockholders and we file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation effecting such increase. If our stockholders do not approve the increase of authorized shares of common stock, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation.

We have used almost all of our unreserved, authorized shares.

We have currently used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock. Our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), currently require the approval of stockholders holding not less than a majority of all outstanding shares of capital stock entitled to vote in order to approve an increase in our authorized shares of common stock. We currently plan to seek stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There are no assurances that stockholder approval will be obtained, in which event will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Lincoln Park, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Lincoln Park, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Lincoln Park for the shares of common stock that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 worth of our common stock to Lincoln Park (the “Total Commitment”), 50,635,593 shares of our common stock, which includes 635,593 Commitment Shares, are being registered for resale by Lincoln Park under the registration statement that includes this prospectus, among which we may elect to sell to Lincoln Park, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement up to 50,000,000 shares of common stock. If, after the Commencement Date, the price of our stock declines and we elect to sell to Lincoln Park shares of common stock being registered for resale under this prospectus that are available for sale by us to Lincoln Park under the Purchase Agreement, depending on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

Based on our current stock price, if it becomes necessary for us to issue and sell to Lincoln Park under the Purchase Agreement more than the 50,000,000 shares of our common stock in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Lincoln Park of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. Plus, we will need to obtain stockholder approval to issue shares of common stock in excess of 10,447,102 shares (the “Exchange Cap”), which is 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Lincoln Park for all shares of common stock sold under the Purchase Agreement equals or exceeds $1.08, in which case, under applicable Nasdaq rules, the Exchange Cap limitation will not apply to issuances and sales of common stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our common stock to Lincoln Park under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of common stock in addition to the 50,635,593 shares of common stock being registered for resale by Lincoln Park under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Lincoln Park is dependent upon the number of shares of common stock, if any, we ultimately sell to Lincoln Park under the Purchase Agreement.

The number of shares that may be issued to Lincoln Park under the terms of the Purchase Agreement may be limited due to the requirements of the Nasdaq Capital Market.

Under Nasdaq Listing Rule 5635(d), in the event our common stock price declines below $1.08 per share, we need stockholder approval for the potential issuance and sale of 20% or more of our common stock in order to issue shares of common stock to receive all the $50,000,000 Total Commitment proceeds under the Purchase Agreement. We currently plan to seek such stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There is no assurance that such stockholder approval will be obtained which could adversely prevent us from receiving all the $50,000,000 Total Commitment under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Lincoln Park. If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Lincoln Park in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from Lincoln Park in this offering as a result of future sales made by us to Lincoln Park at prices lower than the prices such investors paid for their shares in this offering.

LINCOLN PARK TRANSACTION

On April 10, 2023, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the Purchase Agreement, we have the right to sell to Lincoln Park up to $50 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Lincoln Park under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Lincoln Park of up to 50,635,593 shares of common stock, consisting of 635,593 Commitment Shares (as defined in the Purchase Agreement) that we issued to Lincoln Park as payment of a commitment fee for its commitment to purchase shares of common stock at our election under to the Purchase Agreement, and up to 50,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to Lincoln Park, from time to time from and after the Commencement Date under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus be declared effective by the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period commencing on the Commencement Date, to direct Lincoln Park to purchase up to 200,000 shares of our common stock on such business day (or the purchase date) provided that the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date, which we refer to as a Regular Purchase (such maximum number of purchase shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). However, that the Regular Purchase Share Limit shall be increased to: (i) a Regular Purchase may be increased to up to 250,000 shares if the closing sale price of our common stock on Nasdaq is not below $1.50 on the applicable purchase date, (ii) a Regular Purchase may be increased to up to 300,000 shares if the closing sale price of our common stock on Nasdaq is not below $3.00 on the applicable purchase date, and (iii) a Regular Purchase may be increased to up to 400,000 shares if the closing sale price of our common stock on Nasdaq is not below $5.00 on the applicable purchase date.

From and after the Commencement Date, we will control the timing and amount of any sales of common stock to Lincoln Park. Actual sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

Under the applicable Nasdaq rules, in no event may we issue to Lincoln Park under the Purchase Agreement more than 10,447,102 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules or (ii) the average price per share paid by Lincoln Park for all of the shares of common stock that we direct Lincoln Park to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.08 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement or the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of common stock to Lincoln Park under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Lincoln Park beneficially owning shares of common stock in excess of the 9.99% Beneficial Ownership Limitation (as such term defined in the Purchase Agreement).

Purchase of Shares of Common Stock Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, after the Commencement Date (as defined below), on any business day selected by us, we may direct Lincoln Park to purchase up to 200,000 shares of its Common Stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.50 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 250,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $1.50 on the applicable purchase date; (ii) 300,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $3.00 on the applicable purchase date; and (iii) 400,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $5.00 on the applicable purchase date. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

●	the lowest sale price for the Company’s Common Stock on Nasdaq on the purchase date of such shares; and

●	the average of the three lowest closing sale prices for the Company’s Common Stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

●	three times the number of shares purchased pursuant to such Regular Purchase; and

●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of the Company’s Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of the Company’s Common Stock on Nasdaq on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock (the “Additional Accelerated Purchase”), of up to the lesser of:

●	three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Additional Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Additional Accelerated Purchase Measurement Period”).

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of a registration statement registering the sale or resale of the securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for sale or resale of any or all of the securities to be issued to Lincoln Park under the Transaction Documents (as defined in the Purchase Agreement) that are required to be included therein, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) business days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after Lincoln Park has confirmed in writing that all of the securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering securities (provided in the case of this clause (ii) that all of the securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by the principal market of our common stock from trading for a period of one business day, provided that the Company may not direct Lincoln Park to purchase any shares of common stock during any such suspension;

●	the delisting of our common stock from the Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, the Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

●	the failure for any reason by our transfer agent to issue shares of our common stock to Lincoln Park within two business days after any Regular Purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such shares;

●	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement or any other certificate, instrument or document executed by the Company contemplated in such transaction documents if such breach would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) except, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	if any Person (as defined in the Purchase Agreement) commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares or if the Company fails to maintain the service of its transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under this Agreement, including but not limited to, maintaining the effectiveness of the Commencement Irrevocable Transfer Instructions, payment of all owed to the Transfer Agent and satisfaction of all conditions required by the Transfer Agent to issue Purchase Shares pursuant to the Commencement Irrevocable Transfer Agent Instructions.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month immediately following the 36-month anniversary of the Commencement Date;

●	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; and

●	the date on which Lincoln Park shall have purchased shares of our common stock under the Purchase Agreement for an aggregate gross purchase price equal to $50 million.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date for any reason or for no reason, without any liability whatsoever, upon one business day’s notice to Lincoln Park.

We and Lincoln Park also have the option to terminate the Purchase Agreement in the event that the Commencement Date has not occurred on or before August 1, 2023, due to the other party’s failure to satisfy its conditions set forth in the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Other Equity Lines of Credit

Subject to specified exceptions included in the Purchase Agreement, until the expiration of the 36-month term of the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at the market offering” exclusively through a registered broker-dealer acting as our agent.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of common stock that may be issued or sold by us to Lincoln Park under the Purchase Agreement that are being registered under the Securities Act for resale by Lincoln Park in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to Lincoln Park from time to time at our discretion over a period of up to 36 months commencing on the Commencement Date. The resale by Lincoln Park of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to Lincoln Park under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell to Lincoln Park pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock, exclusive of the 635,593 Commitment Shares issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the 9.99% of our outstanding shares of common stock.

The following table sets forth the sale of shares of common stock to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)
$1.00 (3)	50,635,593	48.9%
$1.08 (4)	46,931,889	47.0%
$1.50 (5)	33,968,926	39.1%
$3.00	17,302,260	24.7%
$5.00	10,635,593	16.7%

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, without giving effect to the Exchange Cap or the Beneficial Ownership Cap, and includes the Commitment Shares. Also assumes an increase of our authorized shares of common stock when the assumed average purchase price equals to $1.00, $1.08, or $1.50. The assumed average purchase prices per share are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our common stock.
(2)	The denominator is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023, as adjusted to include the issuance of (i) 635,593 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, and (ii) the sale of the number of shares set forth in the adjacent column (which is comprised of the number of shares we may sell to Lincoln Park under the Purchase Agreement, assuming the average purchase price in the first column). The numerator is based on the aggregate number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)	Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(4)	The Minimum Price, which was the closing sale price of our common stock on The Nasdaq Capital Market on April 10, 2023. Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(5)	Also assumes stockholder approval for an increase of our authorized shares of common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. All of the common stock offered by Lincoln Park pursuant to this prospectus will be sold by Lincoln Park for its own account. We will not receive any of the proceeds from these sales. We may receive up to $50 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to Lincoln Park after the date of this prospectus. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. There can be no assurance that we will sell any shares under or fully utilize the Purchase Agreement as a source of financing.

SELLING STOCKHOLDER

This prospectus relates to the offer and resale by Lincoln Park of up to 50,635,593 shares of common stock that have been and may be issued by us to Lincoln Park under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Lincoln Park Transaction” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Lincoln Park on April 10, 2023 in order to permit Lincoln Park to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Lincoln Park has not had any material relationship with us within the past three years.

The table below presents information regarding Lincoln Park and the shares of common stock that may be resold by Lincoln Park from time to time under this prospectus. This table is prepared based on information supplied to us by Lincoln Park, and reflects holdings as of April 10, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by Lincoln Park under this prospectus. Lincoln Park may sell some, all or none of the shares being offered for resale in this offering. We do not know how long Lincoln Park will hold the shares before selling them, and we are not aware of any existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which Lincoln Park has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by Lincoln Park prior to the offering shown in the table below is based on an aggregate of 52,261,643 shares of our common stock outstanding on March 31, 2023. Because the purchase price to be paid by Lincoln Park for shares of common stock, if any, that we may elect to sell to Lincoln Park from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of common stock that we may sell to Lincoln Park under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by Lincoln Park of all of the shares of common stock being offered for resale pursuant to this prospectus..

	Selling Stockholders
Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	%(3)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(4)%
Lincoln Park Capital Fund, LLC (1)	635,593	1.2%	50,635,593	0	-

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)	Represents the 635,593 shares of common stock we issued to Lincoln Park on April 10, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering of all of the shares that Lincoln Park may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Lincoln Park’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Lincoln Park to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would cause Lincoln Park’s beneficial ownership of our common stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by Lincoln Park for all shares of common stock purchased by Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(3)	Applicable percentage ownership is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023.
(4)	Assumes the resale of all shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”). The shares may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

We entered into the Purchase Agreement with Lincoln Park on April 10, 2023. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $50,000,000 of our common stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we issued 635,593 Commitment Shares to Lincoln Park. See section titled “Lincoln Park Transaction.”

The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makes or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	any combination of the foregoing; or.

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer, may receive commissions from Lincoln Park for executing such sales for Lincoln Park and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Lincoln Park through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Lincoln Park may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Lincoln Park, including with respect to any compensation paid or payable by Lincoln Park to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by Lincoln Park, and any other related information required to be disclosed under the Securities Act. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus or prospectus supplement describing the method and terms of the offering.

Listing of Common Stock and Transfer Agent

Our common stock is listed on Nasdaq and trades under the symbol “ADN.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Manatt, Phelps & Philips LLP passed upon certain legal matters relating to the validity of the securities offered hereby on behalf of the Company.

EXPERTS

The consolidated financial statements of Advent Technologies Holdings, Inc. appearing in Advent Technologies Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	our Current Reports on Form 8-K, filed with the SEC on March 10, 2023, March 29, 2023, March 31, 2023 and April 11, 2023 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 14, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on February 9, 2021 (File No.: 001-28742), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing:

Advent Technologies Holdings, Inc.

Attn: James F. Coffey, Corporate Secretary

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

ADVENT TECHNOLOGIES HOLDINGS, INC.

10,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joseph Gunnar & Co., LLC

December 27, 2023